UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

SCHEDULE 14A INFORMATION

___________________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

iSpecimen Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

iSpecimen Inc.
8 Cabot Rd., Suite 1800
Woburn, MA 01801

September 14, 2026

Dear Fellow Stockholders:

On behalf of the board of directors (“Board of Directors”) of iSpecimen Inc., I cordially invite you to attend the 2026 special meeting of stockholders (the “Special Meeting”) of iSpecimen Inc., which will be held virtually via the internet, commencing at 10:00 a.m. Eastern Time on October 9, 2026. In order to attend the meeting, you must log on to www.virtualshareholdermeeting.com/ISPC2026SM and enter the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The Special Meeting will be held for the following purposes:

1.      To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying Pre-Funded Warrants and any additional shares issuable pursuant to the most-favored-nation, anti-dilution and price adjustment provisions of the Securities Purchase Agreement dated May 8, 2026, which may result in the issuance of more than 19.99% of the Company’s outstanding common stock immediately prior to such transaction, at a price that may be below the Minimum Price (as defined in Nasdaq rules);

2.      To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share, at a ratio, ranging from one-for-ten (1:10) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders;

3.      To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions, at a conversion or exercise price reflecting a discount of up to 80% from the applicable lowest volume weighted average price, including shares issuable pursuant to interest, fees, warrants, resets, most-favored-nation rights and anti-dilution adjustments;

4.      To approve the Asset Acquisition (as defined in the accompanying Proxy Statement), including the issuance of shares of Common Stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd., the closing of which is conditioned upon receipt of stockholder approval;

5.      To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4; and

6.      To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.

To all stockholders of record at the close of business on August 12, 2026, attached to this letter are a Notice of Special Meeting of Stockholders and the Proxy Statement, which describe the business to be conducted at the Special Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting. Please vote by phone, electronically over the Internet or via mail by returning your signed proxy card in the envelope provided.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,
/s/ Shahin Behroyan
Name: Shahin Behroyan
Title: Chief Executive Officer

iSpecimen Inc.
8 Cabot Rd., Suite 1800
Woburn, MA 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 9, 2026

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of iSpecimen Inc., a Delaware corporation (“we”, “us”, “our” or similar terminology), will be held on October 9, 2026, at 10:00 a.m. Eastern Time. The Special Meeting will be held as a virtual meeting, for the following purposes:

1.       To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying Pre-Funded Warrants and any additional shares issuable pursuant to the most-favored-nation, anti-dilution and price adjustment provisions of the Securities Purchase Agreement dated May 8, 2026, which may result in the issuance of more than 19.99% of the Company’s outstanding common stock immediately prior to such transaction, at a price that may be below the Minimum Price (as defined in Nasdaq rules);

2.      To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share, at a ratio, ranging from one-for-ten (1:10) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders;

3.      To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions, at a conversion or exercise price reflecting a discount of up to 80% from the applicable lowest volume weighted average price, including shares issuable pursuant to interest, fees, warrants, resets, most-favored-nation rights and anti-dilution adjustments;

4.      To approve the Asset Acquisition (as defined in the accompanying Proxy Statement), including the issuance of shares of Common Stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd., the closing of which is conditioned upon receipt of stockholder approval;

5.      To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4; and

6.      To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.

These items of business for the Special Meeting are described in the accompanying Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on August 12, 2026 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof.

The Special Meeting will be held as a virtual meeting via live webcast on the Internet on October 9, 2026, at 10:00 a.m. Eastern Time. Because the Special Meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the Special Meeting in person. You will be able to attend the Special Meeting, vote, and submit your questions on the day of the Special Meeting via the Internet by visiting www.virtualshareholdermeeting.com/ISPC2026SM and entering the 16-digit control number included on your proxy card. The unique control number allows us to identify you as a stockholder and will enable you to securely log on and vote during the Special Meeting on the meeting website. Stockholders of record will not be able to ask questions online during the Special Meeting. If you would like to submit a question prior to the Special Meeting, please visit www.ProxyVote.com with your 16-digit control number and use the Questions for Management feature on the site.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 9, 2026: The accompanying Proxy Statement is available at proxyvote.com.

We will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement via the Internet and how to vote online or by mail with a completed proxy card or by phone. The Notice of Internet Availability of Proxy Materials and the Proxy Statement also contain instructions on how you can receive a paper or electronic copy of the proxy materials.

This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about September 14, 2026.

Your vote is very important to us. Whether or not you plan to attend the Special Meeting, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

By Order of the Board of Directors,
/s/ Shahin Behroyan
Name: Shahin Behroyan
Title: Chief Executive Officer

September 14, 2026

i

iSpecimen Inc.
8 Cabot Rd., Suite 1800
Woburn, MA 01801

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 9, 2026

This proxy statement (the “Proxy Statement” or the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of iSpecimen Inc. (the “Company,” “Corporation,” “iSpecimen,” “we,” “us,” or “our”), in connection with our 2026 special meeting of stockholders (the “Special Meeting”). This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about September 14, 2026.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

On or about September 14, 2026, we will mail to our stockholders of record at the close of business on August 12, 2026 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access proxy materials via the Internet and how to vote online. The proxy materials are available at proxyvote.com. As a result, you will not receive paper copies of the proxy materials unless you request one. All stockholders are able to access the proxy materials on the website referred to in the Notice and in this Proxy Statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in this Proxy Statement.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

You are receiving this Proxy Statement and proxy card from the Company because, at the close of business on August 12, 2026, the Record Date, you were a holder of record of shares of common stock of the Company. This Proxy Statement describes the matters that will be presented for your consideration at the Special Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

1.      To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying Pre-Funded Warrants and any additional shares issuable pursuant to the most-favored-nation, anti-dilution and price adjustment provisions of the Securities Purchase Agreement dated May 8, 2026, which may result in the issuance of more than 19.99% of the Company’s outstanding common stock immediately prior to such transaction, at a price that may be below the Minimum Price (as defined in Nasdaq rules);

2.      To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share, at a ratio, ranging from one-for-ten (1:10) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders;

3.      To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions, at a conversion or exercise price reflecting a discount of up to 80% from the applicable lowest volume weighted average price, including shares issuable pursuant to interest, fees, warrants, resets, most-favored-nation rights and anti-dilution adjustments;

4.      To approve the Asset Acquisition (as defined in this Proxy Statement), including the issuance of shares of Common Stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd., the closing of which is conditioned upon receipt of stockholder approval;

5.      To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4; and

6.      To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.

Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Special Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope or via email.

Who is entitled to vote at the Special Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 2,518,590 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The holders of 34% in voting power of our shares entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum. If you sign and return your paper proxy card via mail or email, or authorize a proxy to vote electronically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Under the rules of various national and regional securities exchanges interpretations that govern broker non-votes, Proposal Nos. 1, 2, 3 and 4 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposal No. 5 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Special Meeting?

If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chair of the Special Meeting (the “Chair”) or (ii) a majority in voting power of the stockholders entitled to at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting until a quorum is present or represented.

How do I vote my shares without attending the Special Meeting?

We ask that stockholders vote by proxy even if they plan to attend the Special Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•        by Phone — call the toll-free number 1-800-690-6903 and follow the instructions on your proxy card and the recorded telephone instructions; or

•        by Internet — Following the instructions on the Notice or the proxy card, which you may have received by mail, you can vote by Internet, prior to or at the Special Meeting before the polls close; or

•        by Mail — You can vote by mail by signing, dating and mailing the proxy card using the return envelope, which you may have received by mail.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on October 1, 2026.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?

The Special Meeting will be conducted virtually via live webcast available at www.virtualshareholdermeeting.com/ISPC2026SM. You are entitled to participate in the Special Meeting if you were a stockholder on August 12, 2026, which is the Record Date, or hold a valid proxy for the Special Meeting.

To be admitted to the Special Meeting via live webcast, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or ask questions during the Special Meeting.

You may begin to log in to the meeting platform beginning at 10:00 a.m., Eastern Time, on October 9, 2026. The Special Meeting will begin promptly at 10:00 a.m., Eastern Time, on October 9, 2026.

Will I be able to ask questions at the Special Meeting?

We will not have a segment for stockholder questions during the Special Meeting. Questions can only be submitted prior to the Special Meeting until October 1, 2026 at 11:59 p.m. Eastern Time. Questions can be submitted prior to the Special Meeting by visiting www.ProxyVote.com with your control number and using the Questions for Management feature on the site.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•        Stockholders of record will not be able to ask questions online during the Special Meeting. You may submit questions and comments electronically through the meeting portal only prior to the Special Meeting until October 1, 2026 at 11:59 p.m. Eastern Time.

•        Only stockholders of record as of the Record Date for the Special Meeting and their proxy holders may submit questions or comments prior to the Special Meeting.

•        Questions pertinent to the Special Meeting and related to our business will be answered during the webcast, subject to time constraints. Any such questions that cannot be answered live due to time constraints will be posted and answered on our website, https://ispecimen.com as soon as practical after the Special Meeting.

•        Questions may be omitted if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•        No audio or video recordings of the Special Meeting are permitted.

How does the Board recommend that I vote?

The Board recommends that you vote your shares of common stock FOR Proposals No. 1, 2, 3, 4 and 5. In addition, at their discretion, the proxies if designated as such are authorized to vote upon such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the votes required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: The Nasdaq 19.99% Issuance Approval Proposal	The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”		No(2)
Proposal No. 2: The Reverse Stock Split Proposal	The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the amendment to the Fifth Amended and Restated Certificate of Incorporation.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(2)
Proposal No. 3: The Future Convertible Financing Issuance Proposal	The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”	An abstention has the same effect as a vote “AGAINST.”	No(2)
Proposal No. 4: The Asset Acquisition Proposal	The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”	An abstention has the same effect as a vote “AGAINST.”	No(2)
Proposal No. 5: The Adjournment Proposal	The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”		Yes(3)

Quorum: Under the Company’s Third Amended and Restated Bylaws, the holders of 34% in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Special Meeting.

(1)    A vote marked as “withhold” is not applicable to these proposals. An “abstain” vote is treated as described above for each proposal.

(2)    As these proposals are not considered discretionary matters, brokers lack authority to exercise their discretion to vote uninstructed shares on these proposals.

(3)    This proposal is considered a discretionary matter, and brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

The appointed inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by phone, Internet, or mail if you are a stockholder of record, you may change your vote and revoke your proxy by:

•        sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than October 1, 2026 at 11:59 p.m. Eastern Time;

•        voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on October 1, 2026;

•        attending the Special Meeting virtually and voting at the Special Meeting on October 9, 2026;

•        submitting a properly signed proxy card with a later date that is received no later than October 1, 2026 at 11:59 p.m. Eastern Time; or

•        if you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Your most recent proxy card or Internet proxy is the one that is counted. Your virtual attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Are there any rights of appraisal?

None of Delaware law, or our Fifth Amended and Restated Certificate of Incorporation, each as currently in effect, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Special Meeting. Accordingly, you will have no right to dissent and obtain payment for your shares.

Our Principal Executive Offices

Our principal executive offices are located at 8 Cabot Rd., Suite 1800, Woburn, MA 01801. Our telephone number is (781) 301-6700.

PROPOSAL NO. 1 — THE NASDAQ 19.99% ISSUANCE APPROVAL PROPOSAL

Introduction

On May 8, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell 488,281 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or “Shares”), at a purchase price of $5.12 per Share, and Pre-Funded Warrants to purchase shares of Common Stock at a purchase price of $5.1199 per Pre-Funded Warrant. The closing of the offering occurred on May 11, 2026, for aggregate gross proceeds of approximately $2.5 million.

Pursuant to the terms of the Purchase Agreement and the Pre-Funded Warrants, the aggregate number of shares of Common Stock issuable to the Purchasers, including upon exercise of the Pre-Funded Warrants and giving effect to any MFN, anti-dilution and price adjustment provisions, is subject to a cap of 19.99% of the Company’s outstanding Common Stock immediately before the execution of the Purchase Agreement until the Company obtains the stockholder approval required under applicable Nasdaq Listing Rules.

Immediately before the execution of the Purchase Agreement, the Company had 1,437,157 shares of Common Stock outstanding. Accordingly, the maximum number of shares issuable without stockholder approval under the 19.99% cap is 287,287 shares. As of the date of this Proxy Statement, the Company has issued 85,202 Shares and Pre-Funded Warrants exercisable for 403,088 Warrant Shares under the Purchase Agreement. Stockholder approval under this Proposal would permit the issuance of shares above the 19.99% cap pursuant to the Purchase Agreement, the Pre-Funded Warrants and the adjustment provisions described below.

Background on Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or voting power, at a price below the minimum price as defined under Nasdaq rules.

Anti-Dilution and Price Adjustment Provisions

The Purchase Agreement and the Pre-Funded Warrants contain full-ratchet anti-dilution provisions that apply for 24 months following the closing. If the Company or any subsidiary issues Common Stock or Common Stock Equivalents, other than an exempt issuance, at an effective per-share price below the purchase price then in effect, the purchase price will be reduced to the lower issuance price. The Company may be required to issue additional shares of Common Stock to the Purchasers for no additional consideration (the “Top-Up Shares”), and the number of Warrant Shares issuable upon exercise of the Pre-Funded Warrants will be proportionately increased. These adjustments apply successively to each qualifying dilutive issuance during the applicable adjustment period.

Until stockholder approval is obtained, no adjustment to the number of Warrant Shares or the purchase price, and no issuance of Top-Up Shares, may be effected to the extent the adjustment or issuance, when aggregated with all other shares of Common Stock issued or issuable to the Purchasers under the Transaction Documents, would exceed 19.99% of the shares of Common Stock outstanding immediately before execution of the Purchase Agreement.

Most-Favored-Nation Pricing Provision

The Purchase Agreement also includes a most-favored-nation provision (the “MFN Provision”) that applies from May 8, 2026 through May 11, 2028 (the “MFN Period”). During the MFN Period, the MFN Provision is triggered if the Company or a subsidiary issues Common Stock or Common Stock Equivalents for cash, indebtedness or a combination thereof in a subsequent financing that includes a term or condition more favorable to the investors in that financing than the corresponding terms granted to the Purchasers in the May 2026 PIPE transaction. The Company must provide each Purchaser with written notice of the subsequent financing, including the definitive transaction documents, no later than three business days before its consummation. Each Purchaser then has 10 business days after receipt of the notice, or, if the required notice is not given, any time after becoming aware of the financing, to elect to incorporate one or more more-favorable terms into the May 2026 transaction documents.

A Purchaser may select an individual more-favorable term without accepting the other terms of the subsequent financing, and the MFN right applies separately to each qualifying financing during the MFN Period. The MFN Provision does not itself automatically issue additional shares; rather, it may require the Company to amend the May 2026 transaction documents or enter into a separate agreement providing the elected more-favorable term. The MFN Provision is distinct from the full-ratchet anti-dilution provisions described above, although the same subsequent financing may implicate both provisions. If an MFN election lowers the effective purchase, conversion or exercise price or otherwise increases the number of shares issuable to a Purchaser, existing stockholders may experience additional dilution and the market price of the Common Stock may be adversely affected. No MFN term requiring stockholder approval under Nasdaq rules may become effective unless and until that approval has been obtained.

Why the Company is Seeking Stockholder Approval

The Company is obligated under the Purchase Agreement to seek stockholder approval to the extent required under applicable Nasdaq rules for the removal of the 19.99% issuance cap and for adjustments arising under the MFN, anti-dilution and price adjustment provisions. Obtaining this approval will permit those provisions to operate according to their terms, including the issuance of Top-Up Shares and an increase in Warrant Shares following a qualifying dilutive issuance and the implementation of an elected MFN term. Failure to obtain stockholder approval could restrict the Company’s ability to perform its obligations under the Purchase Agreement and could constitute a breach of the Company’s covenants thereunder.

Potential Dilutive Effects

If this Proposal is approved and a qualifying subsequent financing occurs, the MFN Provision, the full-ratchet anti-dilution provisions or both could lower the effective purchase, conversion or exercise price applicable to the Purchasers, require the issuance of Top-Up Shares or increase the number of Warrant Shares issuable upon exercise of the Pre-Funded Warrants. Any such adjustment could result in substantial dilution to existing stockholders, reduce their relative voting power and adversely affect the market price of the Common Stock. The extent of dilution would depend on the terms and pricing of the subsequent financing, the number of Purchasers making an MFN election and the number of additional shares or Warrant Shares ultimately issuable.

The Company intends to use the net proceeds from the offering for working capital purposes, including up to $900,000 in marketing expenses.

Vote Required

The affirmative vote of a majority of the votes cast on this Proposal at the Special Meeting is required to approve the Nasdaq 19.99% Issuance Approval Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NASDAQ 19.99% ISSUANCE APPROVAL PROPOSAL.

PROPOSAL NO. 2 — REVERSE STOCK SPLIT PROPOSAL

Introduction

Our Board is seeking stockholder approval of the Reverse Stock Split Proposal to amend our Fifth Amended and Restated Certificate of Incorporation to enable a potential reverse stock split (the “Reverse Split”) of our issued and outstanding common stock at a ratio of between one-for-ten (1:10) to one-for-one hundred (1:100), with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board has not yet formally adopted a resolution to effect a reverse stock split but is requesting stockholder authorization in advance so that it may act promptly if the Board determines that a Reverse Split is in the best interests of the Company and its stockholders.

Prior Reverse Stock Splits

The Company has previously effected two reverse stock splits of its outstanding shares of common stock, as described below. Unless otherwise noted, all share and per share figures in this Proxy Statement are presented on a post-2026 Reverse Stock Split basis.

2024 Reverse Stock Split.    On August 19, 2024, the Company’s Board of Directors approved a 1-for-20 reverse stock split of the Company’s issued and outstanding shares of common stock. On September 13, 2024, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split, which became effective on September 13, 2024. The Company’s common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

2026 Reverse Stock Split.    In April 2026, pursuant to the Company’s Fifth Amended and Restated Certificate of Incorporation, the Company effected a 1-for-40 reverse stock split of its issued and outstanding shares of Common Stock (the “2026 Reverse Stock Split”). The 2026 Reverse Stock Split became effective at 4:30 p.m. Eastern Time on April 27, 2026, and the Common Stock began trading on a split-adjusted basis on Nasdaq when the market opened on April 28, 2026. Every 40 shares of issued and outstanding Common Stock were automatically combined into one share, with no change in par value per share. No fractional shares were issued; any fractional shares were rounded up to the nearest whole share. Immediately before the 2026 Reverse Stock Split, there were 52,639,796 shares of Common Stock issued and outstanding; following the 2026 Reverse Stock Split, there were approximately 1,316,032 shares issued and outstanding.

Proportionate adjustments were made to the per share exercise price and number of shares issuable upon exercise of all outstanding stock options and warrants, the number of shares issuable upon vesting of outstanding restricted stock units, and the number of shares reserved for issuance under the Company’s equity incentive plans. The new CUSIP number for the common stock following the 2026 Reverse Stock Split is 45032V306.

The combined effect of the 2024 Reverse Stock Split (1-for-20) and the 2026 Reverse Stock Split (1-for-40) is a 1-for-800 reduction in the number of outstanding shares of common stock relative to the share count prior to September 13, 2024.

If approved, the Reverse Split will be effective upon the filing of a certificate of amendment to our Fifth Amended and Restated Certificate of Incorporation, in substantially the form attached to this Proxy Statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

The purpose of seeking approval for the authority to effect a Reverse Split is to provide the Board with the flexibility to increase the stock price of our common stock sufficiently above the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (“Nasdaq”), if and when the Board determines that doing so is necessary or advisable.

In addition, the effect of the Reverse Split, without a corresponding reduction of the authorized shares of common stock, will allow the Board of Directors to issue more shares of common stock than the amount that it would have been able to issue prior to the Reverse Split being effectuated. The Board, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not otherwise be affected by the Reverse Split.

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in seeking authorization for a potential Reverse Split is to raise the per share trading price of our common stock. Our common stock currently trades on Nasdaq under the symbol “ISPC.” In order to maintain our listing on Nasdaq we may be required to effect the Reverse Split so that our listed shares maintain a minimum bid price per share of at least $1.00.

As of the date of this Proxy Statement, the Company has not received written notice from Nasdaq that it is not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). However, the Board believes it is prudent to obtain stockholder authorization for a potential Reverse Split in advance so that the Company may act promptly to maintain compliance with applicable Nasdaq listing standards if the trading price of the Common Stock declines below the $1.00 minimum bid price in the future. The Company has previously effected the 2024 Reverse Stock Split and the 2026 Reverse Stock Split described above. No assurance can be given that a further Reverse Split will be necessary, that it will restore or maintain compliance if implemented, or that the Common Stock will remain listed on Nasdaq.

Our Board concluded that the liquidity and marketability of our common stock will be adversely affected if it is not listed on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. Our Board believes that current and prospective investors will view an investment in our common stock more favorably if our common stock remains listed on Nasdaq.

Our Board also believes that the Reverse Split and any resulting increase in the per share price of our common stock will enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split, the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock proportionately based on the Reverse Split ratio, or result in any permanent increase in the market price of our common stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success.

Because the number of authorized shares of our common stock will not be reduced proportionately with the ratio of the Reverse Split, it may increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. With respect to authorized but unissued and unreserved shares, the Company could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management.

The number of shares held by each individual holder of common stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of common stock in the event they wish to sell all or a portion of their position.

Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Split

When determining whether to implement the Reverse Split, and which Reverse Split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider various factors, including: the historical trading price and trading volume of our common stock; the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term; the listing requirements, other rules and guidance from one or more potential national securities exchanges; the number of shares of our common stock outstanding; the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and prevailing general market, legal and economic conditions.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders.

Expiration of the Reverse Split Authorization

If stockholders approve this Proposal, the Board’s authority to effect the Reverse Split will expire 12 months after the date of the Special Meeting. If the Board has not filed the Certificate of Amendment by that date, the stockholder authorization will terminate and the Company would need to obtain new stockholder approval before effecting a reverse stock split, unless otherwise permitted by applicable law.

The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”). Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 3,000 shares of our common stock, you would hold 300 shares of our common stock following the Reverse Split if the ratio is one-for-ten or you would hold 30 shares of our common stock if the ratio is one-for-one hundred.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the percentage of our common stock owned by each stockholder will remain unchanged except for any de minimis change resulting from rounding up to the nearest number of whole shares of common stock so that we are not obligated to issue cash in lieu of any fractional shares that such common stockholder would have received as a result of the Reverse Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options or exercise or conversion of other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

As described above under “Prior Reverse Stock Splits,” proportionate adjustments were made to all outstanding stock options, warrants, restricted stock units and equity incentive plan reserves in connection with both the 2024 Reverse Stock Split and the 2026 Reverse Stock Split, and similar proportionate adjustments would be made in connection with any future Reverse Split approved under this Proposal.

Fractional Shares

Our Board does not currently intend to issue fractional shares of common stock in connection with the Reverse Split. Therefore, we do not expect to issue fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered.

Text of Proposed Certificate of Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in substantially final form in Annex A to this Proxy Statement. If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Secretary of State of Delaware.

Vote Required

Approval requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal. Because this standard is based on all outstanding shares, an abstention will have the same effect as a vote “AGAINST.”

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 3 — THE FUTURE CONVERTIBLE FINANCING ISSUANCE PROPOSAL

Introduction

Our Board is seeking stockholder approval, for purposes of Nasdaq Listing Rule 5635(d), for the issuance of shares of Common Stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions (collectively, the “Future Financing”). The Future Financing may provide for a maximum conversion or exercise price discount of up to 80% from the applicable lowest volume weighted average price (“VWAP”) of the Common Stock during the measurement period specified in the definitive agreements (the “80% Discount”). An 80% Discount would result in a minimum conversion or exercise price equal to 20% of the applicable lowest VWAP (the “20% Floor”). The Future Financing may include convertible debt, convertible preferred stock, warrants or other convertible or equity-linked securities and may include interest, original issue discount, fees, pricing resets, most-favored-nation rights, full-ratchet or other anti-dilution adjustments and related issuance provisions.

Background and Purpose

Convertible or equity-linked financings with market-based or variable conversion prices can provide the Company with access to capital when other financing alternatives are unavailable or less attractive. The Board believes that authorizing the Future Financing, including the 80% Discount, may provide the Company with greater flexibility to obtain capital, particularly under challenging market conditions. However, a conversion or exercise price as low as 20% of the applicable lowest VWAP could materially increase the number of shares issuable for a given principal or investment amount. Pricing resets, most-favored-nation rights and anti-dilution adjustments could further reduce the effective conversion or exercise price or increase the number of shares issuable. The Future Financing may therefore result in substantial dilution to existing stockholders and may create additional downward pressure on the trading price of the Common Stock.

Stockholder approval would authorize the issuance of shares under the Future Financing only within the parameters described in this Proposal. The Company would not be required to enter into a financing or use the maximum 80% Discount. The Board may negotiate a smaller discount, a higher floor, a fixed conversion price, a share cap or other limitations, or may abandon a proposed financing at any time. Any definitive financing would remain subject to Board approval, applicable fiduciary duties and compliance with federal and state securities laws and Nasdaq rules. If the definitive agreements are entered into after the 12-month authorization period, result in a change of control or otherwise fall outside the parameters approved by stockholders, the Company will seek any additional stockholder approval required by Nasdaq rules.

Defined Parameters of the Future Financing

The stockholder authorization requested under this Proposal is limited to the following parameters: (i) execution of the definitive financing agreements within 12 months after the date of stockholder approval; (ii) convertible debt, convertible preferred stock, warrants or other convertible or equity-linked securities; (iii) a conversion or exercise price no lower than 20% of the applicable lowest VWAP during the measurement period specified in the definitive agreements; and (iv) all shares issuable pursuant to interest, original issue discount, fees, warrants, conversion or exercise features, pricing resets, most-favored-nation rights and anti-dilution adjustments included in the definitive agreements. The definitive agreements may contain customary conditions, representations, covenants, events of default and registration rights. The Future Financing may not result in a change of control unless the Company obtains any separate stockholder approval required by Nasdaq Listing Rule 5635(b).

Effect of Approval; Potential Risks

If approved, the Board would be authorized to negotiate and consummate the Future Financing within the approved parameters. A conversion or exercise price equal to the 20% Floor would generally result in a substantially greater number of shares being issued than a financing with a higher floor or smaller discount. The issuance of those shares, together with any shares issuable for interest, original issue discount, fees, warrants, resets, most-favored-nation rights or anti-dilution adjustments, could substantially dilute the ownership interests and voting power of existing stockholders, reduce earnings or book value per share, increase the number of shares available for resale and adversely affect the market price of the Common Stock. The actual amount of dilution would depend on the principal amount or gross proceeds, security type, interest and fee structure, applicable measurement period, market price of the Common Stock and the operation of any adjustment provisions. If the market price declines, the number of shares issuable under a variable-price security could increase significantly. Stockholders will not have an opportunity to vote on the final terms of a Future Financing that remains within the parameters approved under this Proposal.

Form of Stockholder Resolution

“RESOLVED, that the stockholders of iSpecimen Inc. hereby approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock upon conversion, exercise or exchange of convertible debt, convertible preferred stock, warrants or other convertible or equity-linked securities that may be issued pursuant to definitive financing agreements entered into within 12 months after the date of this approval, at a conversion or exercise price reflecting a discount of up to 80% from the lowest applicable volume weighted average price during the measurement period specified in such agreements, resulting in a minimum conversion or exercise price equal to 20% of such lowest applicable volume weighted average price, including all shares issuable pursuant to interest, original issue discount, fees, warrants, conversion or exercise features, pricing resets, most-favored-nation rights and anti-dilution adjustments, subject to the authority of the Board of Directors to negotiate and approve the definitive terms, impose a share cap or other limitation, use a smaller discount or higher floor, decline to consummate any financing, and obtain any additional stockholder approval required if the final terms fall outside the parameters approved by this resolution or otherwise require approval under applicable law or Nasdaq rules.”

Vote Required

Approval requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. An abstention will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FUTURE CONVERTIBLE FINANCING ISSUANCE PROPOSAL.

PROPOSAL NO. 4 — THE ASSET ACQUISITION PROPOSAL

Introduction

Our Board has approved, and recommends that stockholders approve, the acquisition (the “Asset Acquisition”) of certain artificial intelligence software, models, source code, data rights, intellectual property and related assets (collectively, the “Acquired Assets” or “Transferred Assets and Products”) from Foldlab AI Ltd., a company organized under the laws of British Columbia (the “Seller” or “Foldlab”) pursuant to an Asset Purchase Agreement dated September 4, 2026 (the “Acquisition Agreement”) by and between the Company and the Seller. The closing of the Asset Acquisition is conditioned upon, among other conditions, receipt of the stockholder approval sought under this Proposal. If stockholder approval is obtained and the other closing conditions are satisfied or waived, the Company expects to consummate the Asset Acquisition promptly following the Special Meeting. If stockholder approval is not obtained, the Asset Acquisition will not close.

In addition to stockholder approval, the Closing of the Asset Acquisition is subject to, among other conditions: (i) the truth and accuracy of the Seller’s representations and warranties; (ii) delivery by the Seller of a completed and certified Seller Disclosure Schedule; (iii) Nasdaq approval or confirmation of the listing of the Acquisition Shares; (iv) availability of the private-placement exemption selected by the Company; (v) receipt of all required regulatory approvals and third-party consents; (vi) the absence of any material adverse effect on the Acquired Assets; and (vii) delivery of all closing documents, including the Assignment and Assumption Instrument, Escrow Agreement, Voting Rights Agreement, IP assignments and the Seller Disclosure Schedule. The Closing will occur remotely, promptly after the Company obtains stockholder approval.

Description of the Acquired Assets

The Acquired Assets consist of certain artificial intelligence software, models, source code, data rights, intellectual property and related assets comprising two principal AI deliverables, together with all associated intellectual property, source code, models, data and documentation:

•        Disease-Associated Protein Discovery AI Agent (Milestone 1 Deliverable).    An AI agent that identifies the proteins driving a given disease, providing the foundation for understanding disease mechanisms and the functional impact of disease-associated mutations. The AI Agent includes all architectures, source and object code, work in progress, versions, releases, improvements, updates, derivative works, components, model weights, workflows, interfaces, documentation, outputs and supporting materials.

•        Disease Trend Prediction and Monitoring AI Model (Milestone 2 Deliverable).    An AI model that analyzes, monitors and predicts disease trends using real-time global data. The AI model includes all architectures, source and object code, work in progress, versions, releases, improvements, updates, derivative works, components, model weights, workflows, interfaces, documentation, outputs and supporting materials.

The Board believes the Acquired Assets may enhance the Company’s capabilities in biospecimen-related research by integrating AI-driven disease analysis and prediction tools with the Company’s existing marketplace platform. No assurance can be given that the anticipated benefits will be realized.

At Closing, the Seller will execute and deliver an Assignment and Assumption Instrument (attached as Exhibit D to the Acquisition Agreement) conveying to the Company all of the Seller’s right, title and interest in the Transferred Assets and Products, including all IP Rights, together with all rights to sue for past, present and future infringement or misuse. The Company will assume only the Assumed Liabilities expressly identified in the Acquisition Agreement, consisting solely of the Milestone Payments (after they become due) and the Transition Services obligations.

Consideration

The total consideration for the Asset Acquisition is $2,000,000 in cash and $2,500,000 in shares of the Company’s Common Stock, structured as follows:

Cash Consideration.    The cash portion of the purchase price is $2,000,000, payable as follows:

•        Upfront Payment:    $750,000, payable at Closing by wire transfer of immediately available funds.

•        Milestone 1 Payment:    $625,000, payable upon the Seller’s successful delivery to the Company of the Disease-Associated Protein Discovery AI Agent, subject to the acceptance criteria set forth in the Acquisition Agreement.

•        Milestone 2 Payment:    $625,000, payable upon the Seller’s successful delivery to the Company of the Disease Trend Prediction and Monitoring AI Model, subject to the acceptance criteria set forth in the Acquisition Agreement.

Stock Consideration.    In addition to the cash consideration, the Company will issue to the Seller shares of Common Stock having an aggregate value of $2,500,000, with the number of shares calculated by dividing $2,500,000 by the volume-weighted average price (“VWAP”) per share of Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day immediately before Closing, rounded down to the nearest whole share (the “Acquisition Shares”). The Company may pay cash in lieu of any fractional-share amount without increasing the aggregate purchase price. The Acquisition Shares will be subject to a lock-up and escrow arrangement of five (5) years beginning on the Closing Date, during which the Acquisition Shares will be held in escrow and the Seller will not be permitted to sell, transfer or otherwise dispose of the Acquisition Shares (with no leak-out provisions during the escrow period). The Acquisition Shares will be deposited with the Company’s transfer agent or designee acting as escrow agent under an Escrow Agreement (attached as Exhibit E to the Acquisition Agreement). All dividends, distributions, split shares, replacement securities and other property attributable to the Acquisition Shares will be held in escrow subject to the same restrictions. The Acquisition Shares will also be subject to a Voting Rights Agreement (attached as Exhibit F to the Acquisition Agreement). Under the Voting Rights Agreement (attached as Exhibit F to the Acquisition Agreement), each holder of Acquisition Shares grants the Company an irrevocable proxy, coupled with an interest, to vote on matters relating to the issuance, listing, transfer restrictions, recapitalization, change of control or implementation of the transaction. No holder may vote, transfer or take any action with respect to its Acquisition Shares that would reasonably be expected to impair the Company, the Products, the transaction, the Nasdaq listing or compliance with securities laws.

The Acquisition Shares will be issued pursuant to a private-placement exemption. The Acquisition Shares will not be registered under the Securities Act of 1933, as amended, or any state securities law at issuance, and the Company has no obligation to register, qualify or facilitate resale of the Acquisition Shares. The Acquisition Shares will bear restricted-security legends.

The Acquisition Agreement provides that the Seller will indemnify the Company and its affiliates, stockholders, directors, officers, employees, agents, successors and permitted assigns against all losses arising from, among other things, breaches of the Seller’s representations and warranties, pre-closing liabilities, IP infringement claims, data and privacy liabilities, security incidents, fraud, willful misconduct and failure to deliver or cure a Milestone Product. General representation claims are subject to a $25,000 deductible basket and a $100,000 cap. Claims relating to Excluded Liabilities, privacy, fraud, intentional misrepresentation and willful misconduct or those covered by insurance or third-party recovery are not subject to the basket or cap.

Following Closing, the Seller will provide Transition Services to the Company, including knowledge transfer, repository and cloud-account migration, documentation completion, personnel introductions, data-map assistance, security handover, regulatory support and product deployment assistance, provided by the Seller’s technical personnel.

The Acquisition Agreement may be terminated before Closing by mutual written agreement, by the Company if any closing condition is not satisfied by the Outside Termination Date (120 days after the Execution Date, extendable by the Company for up to 60 additional days), by the Company for the Seller’s material uncured breach, or by either party upon a final non-appealable order prohibiting the transactions. No portion of the consideration is payable solely because of termination.

Nasdaq Listing Rule 5635(a) Analysis

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of common stock, or securities convertible into common stock, in connection with the acquisition of the stock or assets of another company if the number of shares to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance, or the voting power of the shares to be issued is or will be equal to or in excess of 20% of the voting power outstanding before the issuance. Nasdaq Listing Rule 5635(a) also requires stockholder approval if a director, officer or substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid, and the issuance could result in an increase in outstanding shares or voting power of 5% or more.

The Company is seeking stockholder approval of the Asset Acquisition, including the issuance of the Acquisition Shares, in order to comply with Nasdaq Listing Rule 5635(a) to the extent that the issuance of the Acquisition Shares may equal or exceed 20% of the number of shares of Common Stock outstanding or voting power outstanding immediately before the issuance, or to the extent any other Nasdaq Listing Rule 5635(a) threshold is met. The issuance of the Acquisition Shares is distinct from the financing-related issuances described in Proposals 1 and 3, which are governed by Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(a) applies specifically to issuances in connection with acquisitions.

Risk Factors and Dilution

The Asset Acquisition involves significant risks and uncertainties, including: the Acquired Assets may not perform as expected or generate the anticipated benefits; the Company may not successfully integrate the AI platform into its existing operations; the milestone deliverables may not be completed on schedule or at all, which could result in the Company paying for assets that are not fully functional; the Company’s limited operating history with AI-based products may present execution and market risks; the Seller is a newly incorporated company organized under the laws of British Columbia with limited operating history; the Acquisition Shares, once released from escrow after five years, could create significant selling pressure on the Common Stock; and the milestone deliverables are subject to objective acceptance criteria and cure periods, and there is no assurance the Seller will meet those criteria. If the Acquisition Shares are issued, existing stockholders will experience dilution of their ownership interests and voting power. The actual amount of dilution would depend on the number of Acquisition Shares issued, which will be determined by the VWAP calculation and the number of shares of Common Stock outstanding at the time of issuance. The five-year lock-up and escrow arrangement is intended to mitigate near-term resale pressure; however, upon the expiration of the escrow period, the Acquisition Shares would become freely tradeable (subject to applicable securities laws), and sales of those shares in the public market could adversely affect the market price of the Common Stock.

Rationale for the Acquisition

The Board believes the Asset Acquisition is in the best interests of the Company and its stockholders because the Acquired Assets may provide the Company with differentiated technology for disease-associated protein discovery and disease-trend prediction that could complement the Company’s existing biospecimen marketplace. The milestone-based cash payment structure aligns the Seller’s incentives with the successful delivery of functional AI tools, and the five-year lock-up and escrow arrangement is designed to protect stockholders against near-term dilution and resale pressure from the stock consideration.

Form of Stockholder Resolution

“RESOLVED, that the stockholders of iSpecimen Inc. hereby approve the Asset Acquisition and the issuance of shares of the Company’s common stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd., for total consideration consisting of $2,000,000 in cash (including milestone payments) and $2,500,000 in shares of common stock, with the closing of the Asset Acquisition conditioned upon receipt of stockholder approval, subject in all respects to the authority of the Board of Directors to negotiate and approve the definitive terms of the Acquisition Agreement, determine the number of shares to be issued, impose escrow, lock-up, voting and other conditions, comply with applicable law and Nasdaq rules, and abandon or decline to consummate the Asset Acquisition without further action by the stockholders.”

Vote Required

Approval requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. An abstention will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ASSET ACQUISITION PROPOSAL.

PROPOSAL NO. 5 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4. In no event will the Board adjourn the Special Meeting beyond the date by which it may properly do so under the Fifth Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

Vote Required

Approval requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. This means that once the 34% quorum is met, a proposal can pass with a majority of votes cast within that quorum. An abstention will have the same effect as a vote “AGAINST.”

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock, as of August 12, 2026 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within sixty (60) days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Class(2)
Director and Executive Officers
Shahin Behroyan	Nil	0.00%
Avtar Dhaliwal	Nil	0.00%
Anthony Lau	Nil	0.00%
Arphing (Tommy) Lee	Nil	0.00%
Yuying Liang	Nil	0.00%
All Directors and Officers as a Group (5 persons)	Nil	*
5% or Greater Stockholders
N/A	Nil	0.00%

____________

*        Less than 1%*

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There have been no transactions, since January 1, 2024, to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of our capital stock, or immediate family member thereof, had or will have a direct or indirect material interest.

Policies and Procedures for Related Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of business conduct and ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Employee, Officer and Director Hedging

We maintain a policy on insider trading that applies to all shares of our capital stock held by any director, officer or employee. The policy requires that all directors, officers and employees receive our pre-clearance before engaging in any transactions involving our shares of capital stock and prohibits all directors, officers or employees from taking part in any hedging transactions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Provisions of our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies.    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the Board.

Bylaws.    Our certificate of incorporation and bylaws authorizes the Board to adopt, repeal, rescind, alter or amend our bylaws without stockholder approval.

Removal.    Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board or by our Secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least 15% the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Cumulative Voting.    Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Staggered Board.    Our bylaws provided that our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to the annual meeting) serving a three-year term. As a result, only a minority of the Board will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). The bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, the bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in the bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce the Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Indemnification of Directors and Officers

We are incorporated in the State of Delaware. The certificate of incorporation and bylaws provide that, to the fullest extent permitted by Delaware law, as it presently exists or may be amended from time to time, a director shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. And under Delaware law, this limitation of liability does not extend to, among other things, acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. So these provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director or officer.

The certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. As such, should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. This indemnification policy could therefore result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Furthermore, we intend to enter into indemnification agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, LLC. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, NY 11717 and its telephone number is 1-877-830-4936.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, LLC, in writing at 51 Mercedes Way, Edgewood, NY 11717 or via telephone at 1-877-830-4936.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF iSPECIMEN INC.

A DELAWARE CORPORATION PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

iSpecimen Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

First: That the name of this Corporation is iSpecimen Inc.

Second: That the certificate of incorporation of the Corporation was originally filed with the Delaware Secretary of State on July 2, 2009 (the “Certificate of Incorporation”).

Third: That, upon the Effective Time (as hereinafter defined) of this Certificate of Amendment (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [_____] ([___]) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock.

Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders’ old stock certificate. No stockholders will receive cash in lieu of fractional shares.

Fourth: That, the amendment to the Certificate of Incorporation of the Corporation herein was duly adopted by the Corporation’s Board of Directors at a meeting of the Board of Directors held on [*], 2026, and by the stockholders at a meeting of stockholders at which the necessary number of shares were voted in favor of the proposed amendment.

Fifth: That the amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Sixth: This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective upon the filing of this Certificate of Amendment (the “Effective Time”).

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this ___ day of _______, 2026.

iSPECIMEN INC.
By:
Name:	Shahin Behroyan
Title:	Chief Executive Officer

A-2

ANNEX B

iSPECIMEN INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ISPC2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T03208-S47535 iSPECIMEN INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ PROPOSALS 1 THROUGH 5. For Against Abstain 1. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying Pre-Funded Warrants and any additional shares issuable pursuant to the most-favored-nation, anti-dilution and price adjustment provisions of the Securities Purchase Agreement dated May 8, 2026, which may result in the issuance of more than 19.99% of the Company’s outstanding common stock immediately prior to such transaction, at a price that may be below the Minimum Price (as defined in Nasdaq rules); 2. To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share, at a ratio, ranging from one-for-ten (1:10) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders; 3. To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions, at a conversion or exercise price reflecting a discount of up to 80% from the applicable lowest volume weighted average price, including shares issuable pursuant to interest, fees, warrants, resets, most-favored-nation rights and anti-dilution adjustments; 4. To approve the Asset Acquisition (as defined in the accompanying Proxy Statement), including the issuance of shares of Common Stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd., the closing of which is conditioned upon receipt of stockholder approval; and 5. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4. NOTE: In the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals, the Special Meeting may be adjourned to a later date or dates to permit further solicitation and vote of proxies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. iSPECIMEN INC. Special Meeting of Stockholders to be held on October 9, 2026 10:00 AM ET This proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) of iSPECIMEN INC. hereby appoints Shahin Behroyan as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of iSPECIMEN INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM ET on October 9, 2026, at www.virtualshareholdermeeting.com/ISPC2026SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side T03209-S47535